UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2006

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2006 the Compensation Committee of LoJack Corporation (the “Company”) adopted new forms of single trigger and double trigger change of control agreements (the “Agreements”).

Single trigger change of control agreements, each in the form attached hereto as Exhibit 99.1 subsequently have been, or will be, entered into with each of Joseph F. Abely, the Company’s Chief Executive Officer and Richard T. Riley, the Company’s President and Chief Operating Officer.

Double trigger change of control agreements, each in the form attached hereto as Exhibit 99.2, subsequently have been, or will be, entered into with each of William R. Duvall, the Company’s Executive Vice President and Chief Technology Officer, Thomas Wooters, the Company’s Executive Vice President and General Counsel, Kevin M. Mullins, the Company’s Senior Vice President and General Manager (U.S. Automotive), Thomas M. Camp, the Company’s Senior Vice President and General Manager (International) and Michael Umana, who will become the Company’s Senior Vice President and Chief Financial Officer, effective March 15, 2006.

Item 1.02. Termination of a Material Definitive Agreement.

As a condition to entering into the new Agreements, all existing unexpired change of control agreements or corresponding employment agreement provisions are required to be terminated. As a result, the change of control agreements and corresponding employment agreement provisions previously made with each of Mr. Abely, Mr. Riley, Mr. Duvall, Mr. Wooters, and Mr. Mullins have been or will be terminated.

Item 9.01. Financial Statements and Exhibits.

99.1	Form of Single Trigger Change of Control Agreement.
99.2	Form of Double Trigger Change of Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/ Joseph F. Abely
Joseph F. Abely
Chief Executive Officer

Date: January 27, 2006